Exhibit 99.1

CHANGE IN CONTROL AGREEMENT

This Agreement made this      day of December, 2005 by and between                      (“Executive”) and Koppers Holdings Inc. (the “Company”).

WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of certain key management personnel of the Company and its affiliates; and

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of certain members of the management of the Company and its affiliates to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Term of Agreement. The term of this Agreement (the “Term”) shall commence as of December , 2005 and shall continue in effect until March 31, 2006; provided, however, that if a Change in Control (as hereinafter defined) shall have occurred during the Term, the Term shall continue for a period of not less than twenty-four (24) months following the month in which such Change in Control occurred.

2.	Change in Control.

a.	Definition. For purposes of this Agreement, a “Change in Control of the Company” shall be deemed to have occurred upon the first to occur of the following events:

i.	any person, or more than one person acting as a group, (other than Saratoga or the Management Investors, as such terms are defined in the Stockholders’ Agreement, dated December 1, 1997, by and among the Company, Saratoga Partners III, LP and the Management Investors and other than any underwriter in a public offering which promptly resells shares acquired in such public offering) acquires ownership of stock of the Company that, together with the stock held by such person or group, represents a majority of the total voting power of the stock of the Company (“Change in Ownership”); or,

ii.	during any twelve month period, a majority of the Company’s Board is replaced by new directors whose appointment or election is not endorsed by a majority of the Company’s Board (“Change in Effective Control”); or,

iii.	during any twelve month period, any one person, or more than one person acting as a group, acquires assets from the Company having a total fair market value equal to or more than one-third (1/3) of the total fair market value of all of the assets of the Company immediately prior to such acquisition(s) and Executive is employed in the business which relates to the assets transferred (“Change in Ownership of Substantial Assets”); notwithstanding the preceding, a Change in Ownership of Substantial Assets does not occur when assets are transferred to (i) a shareholder in exchange for stock; (ii) an entity that is at least fifty (50%) percent owned, directly or indirectly, by the Company; (iii) a person, or more than one person acting as a group, that owns at least fifty (50%) percent of the total value or voting power of the stock of the Company; or, (iv) an entity that is at least fifty (50%) percent owned by a person, or more than one person acting as a group, that owns at least fifty (50%) percent of the total value or voting power of the stock of the Company; or,

iv.	the Company’s termination of its business and liquidation of its assets; or,

v.	the reorganization, merger or consolidation of the Company into or with another person or entity, by which reorganization, merger or consolidation the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

For purposes of the preceding Change in Ownership, Change in Effective Control and Change in Ownership of Substantial Assets, persons are considered to be acting as a group when such persons are owners of an entity that enters into a merger, consolidation, purchase or acquisition of stock, or a similar business transaction with the Company. Persons are not considered to be acting as a group merely because such persons happen to purchase or own stock of the Company at the same time or as a result of the same public offering.

b.	Termination Following Change in Control. Executive shall be entitled to the benefits provided in subsection (c) below if any of the events, described in Section 2(a) constituting a Change in Control of the Company shall have occurred, and:

i.	Executive terminates Executive’s employment upon 30 days’ written notice after being required to relocate Executive’s primary office to a location greater than 50 miles from the then current location of Executive’s office or Executive terminates Executive’s employment upon 30 days’ written notice after a material reduction in Executive’s duties, responsibilities or compensation (unless the Company or its affiliates, as the case may be, either revokes such relocation requirement or revokes such material reduction in Executive’s duties, responsibilities or compensation during the period beginning on the date of Executive’s written notice of termination and ending 30 days thereafter); or

ii.	The Company or its affiliates, as the case may be, terminates Executive’s employment for any reason other than for Cause (as defined below) or by reason of Executive’s Disability (as defined below);

Provided, however, that such termination, whether pursuant to Section 2(b)(i) or 2(b)(ii) above, shall have occurred (x) during the two-year period following such Change in Control; or (y) prior to the date on which a Change in Control of the Company occurs, if it can be reasonably demonstrated by Executive that such termination of employment was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or otherwise arose in connection with or anticipation of a Change in Control.

c.	Compensation Upon Termination - In the event that a termination of employment of Executive occurs under the circumstances set forth in Section 2(b) above:

i.	No later than the fifth day following the date of termination, the Company shall pay or procure that its affiliate shall pay to Executive the amount of Executive’s base salary which is accrued and unpaid through the date of termination at the rate in effect at the time notice of termination is given;

ii.	In lieu of any further salary payments to Executive for periods subsequent to the date of termination, the Company shall pay or procure that its affiliate shall pay as severance pay to Executive, at the time specified in subsection (d) below, a lump sum severance payment (the “Severance Payment”) equal to two times Executive’s annual base salary as in effect as of the date of termination or immediately prior to the Change in Control of the Company, whichever is greater. Nothing contained in this subsection 2(c)(ii) shall be construed so as to deprive Executive of statutory entitlements, if any, to (i) payments in lieu of accrued but untaken annual leave and (ii) payments in respect of entitlements to long service leave;

iii.	In lieu of any payments under the executive incentive plan or other bonus plan in effect for the plan year in which Executive’s date of termination occurs, the Company shall pay or procure that its affiliate shall pay Executive, at the time specified in subsection (d) below, a pro rata portion of all contingent awards granted under such plans for all uncompleted periods, assuming for this purpose that the amount of each award that would have been paid upon completion of such period would equal the average of the payments from the executive incentive plan for the previous two (2) years, and basing such pro rata portion upon the portion of the award period that has elapsed as of the date of termination;

iv.	In addition to the retirement benefits to which Executive is entitled, if any, under the defined benefit retirement plan of Koppers Australia Pty Limited (the “Qualified Plan”), a lump sum payment equal to the excess of (x) over (y), where (x) equals the aggregate retirement pension to which Executive would have been entitled under the terms of the Qualified Plan (without regard to any amendment to the Qualified Plan made subsequent to the Change in Control of the Company, which amendment adversely affects in any manner the computation of retirement benefits under such plan), determined as if Executive had accumulated thereunder two (2) additional years of credited service (after any termination pursuant to Section 2(b)) at Executive’s annual base salary in effect on the date of termination; and where (y) equals the aggregate retirement pension to which Executive is entitled pursuant to the provisions of the Qualified Plan without such additional two (2) years of credited service. This supplemental pension benefit shall be payable by the Company in a lump sum payment as soon as legally permissible using the discount specified in the Qualified Plan. Benefits hereunder which commence prior to normal retirement age shall be actuarially reduced to reflect early commencement in accordance with the terms of the Qualified Plan;

v.	For a twenty-four (24) month period or for the term of this Agreement, whichever is later, the Company shall arrange to provide Executive with life, disability, accident and group health insurance benefits, if any, substantially similar to those which Executive was receiving immediately prior to the notice of termination (or, in the Company’s discretion, the monetary equivalent of such benefits, payable on a monthly basis). Benefits otherwise receivable by Executive pursuant to this paragraph (vi shall be reduced to the extent comparable benefits are actually received by Executive during the twenty-four (24) month period following Executive’s termination, and any such benefits actually received by Executive shall be reported to the Company; and

vi.	The Company’s obligations to indemnify and defend Executive with respect to matters arising out of Executive’s performance during the Term shall continue after Executive’s termination to the same extent that they existed prior to such termination. The Company will, at all times, maintain in force and effect Directors and Officers Liability Insurance.

d.	Except as provided in subsection (f) hereof, the payments provided for in subsections (c) (ii) and (iii), above, shall be made not later than the fifth day following the date of termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Internal Revenue Code as amended (the “Code”)) as soon as the amount thereof can be determined, but in no event later than the thirtieth day after the date of termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in section 1274 (b)(2)(B) of the Code).

e.	Except as provided in subsection 2(c)(v) hereof, (i) Executive shall not be required to mitigate the amount of any payment provided for in subsection 2(c) by seeking other employment or otherwise, and (ii) the amount of any payment or benefit provided for in subsection 2(c) shall not be reduced by any compensation earned by Executive as the result of employment by another employer, by retirement benefits, or by any amount claimed by the Company to be owed to the Company by Executive.

f.	Notwithstanding the provisions of this Section 2, in no event shall the aggregate present value of “parachute payments” as defined in Section 280G of the Code, exceed three times Executive’s “base amount”, as defined in Section 280G(b)(3) of the Code. If the preceding limitation is exceeded, then Executive’s payments and benefits in this Section 2 shall be reduced to the extent necessary to cause the total payments and “parachute payments” to comply with the limitation. Neither the Company nor any affiliate will be required to provide any of the benefits set out in this Section 2 to the extent that the giving of the benefit would give rise to a breach of any provision of the Australian Corporations Act 2001 that imposes a limitation or restriction on the giving of such benefits, nor will they be required to give or seek any shareholder approval for the purpose of overcoming any such limitation or restriction.

g.	Executive’s entitlement to the benefits set forth in Sections 2(c)(ii), (iii), (iv) and (v) shall be conditioned upon Executive executing and delivering a release satisfactory to the Company releasing the Company and its affiliates and persons employed by such entities from any and all claims, demands, damages, actions and/or causes of action whatsoever (to the extent not prohibited by law), which Executive may have had on account of the termination of Executive’s employment, including, but not limited to claims of discrimination, including on the basis of sex, race, age, national origin, religion, or handicapped status (with all applicable periods during which

Executive may revoke the release or any provision thereof having expired), and any and all claims, demands and causes of action under the “unfair contract” jurisdiction of the Industrial Relations Commission of New South Wales Australia. Such release shall not, however, apply to the ongoing obligations of the Company arising under this Agreement, or any rights of indemnification Executive may have under the Company’s policies or by contract or by statute.

3.	Successors; Binding Agreement.

a.	The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

b.	This Agreement shall inure to the benefit of and be enforceable by Executive and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee or other designee or, if there is no such designee, to Executive’s estate.

4.	Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

5.	Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, United States of America without regard to its conflicts of law principles. Any payments provided for hereunder shall be paid net of any applicable withholding required under international, federal, state or local law. The obligations of the Company under Section 2 shall survive the expiration of the term of this Agreement.

6.	Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

7.	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

8.	Definitions.

a.	Cause. Termination by the Company or its affiliates, as the case may be, of Executive’s employment for “Cause” shall mean termination (a) upon the willful and continued failure by Executive to substantially perform Executive’s duties with the Company or its affiliates, as the case may be, (other than any such failure resulting from Executive’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Chief Executive Officer of the Company, which demand specifically identifies the manner in which the Chief Executive Officer believes that Executive has not substantially performed Executive’s duties, and Executive is given a reasonable opportunity to remedy such identified failure to perform, or (b) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates, as the case may be, monetarily or otherwise. For purposes of this subsection, no act, or failure to act, on Executive’s part shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company or its affiliates, as the case may be.

b.	Disability. If, as a result of Executive’s incapacity due to physical or mental illness, Executive shall have been absent from the full-time performance of Executive’s duties with the Company or its affiliates, as the case may be, for at least six (6) consecutive months out of the previous twelve (12) months, and within thirty (30) days after written notice of termination is given to Executive by the Company or its affiliates shall not have returned to the full-time performance of Executive’s duties, Executive’s employment shall be deemed terminated for “Disability.”

9.	Dispute Resolution.

a.	Negotiation. If a dispute or controversy arises under or in connection with this Agreement, the parties agree first to try in good faith to settle the dispute or controversy. Any party may initiate the negotiation process by written notice to the others, identifying the dispute or controversy and the desire for negotiation.

b.	Arbitration. If the parties have not resolved the dispute or controversy by direct negotiations within thirty (30) days of such notice, any party may initiate arbitration as herein provided. All disputes or controversies arising under or in connection with this Agreement which are not resolved by negotiation shall be decided by arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, provided, however, that any such arbitration shall be before a single arbitrator selected by agreement of the parties. Judgment upon the award or decision of the arbitrator may be entered and enforced in any court of competent jurisdiction. In the event that the parties cannot agree upon the selection of an arbitrator, the parties agree that the American Arbitration Association in Pittsburgh, Pennsylvania will select the arbitrator. Notwithstanding the foregoing to the contrary, a party shall not be prohibited or precluded from seeking equitable relief in a court of competent jurisdiction without first resorting to the dispute resolution provisions of this Section 9 in circumstances in which a party’s interests or property will otherwise be compromised. It is specifically intended by the parties that if any equitable relief is granted by an arbitrator, said relief may be enforced in any court of competent jurisdiction. The forum of such arbitration shall be in Pittsburgh, Pennsylvania, United States of America to the exclusion of all other jurisdictions.

c.	Notice of Decision. The arbitrator shall promptly notify the parties in writing of the decision, together with the amount of any dispute resolution costs arising with respect thereto (the “Notice of Decision”). The Notice of Decision need not contain an explanation of the decision or grounds thereof.

d.	Costs and Fees. All dispute resolution costs, which shall include any fee for the arbitrator for services rendered shall be borne by the Company. Each party is to pay its own counsel fees and expenses.

10.	Severability and Reformation. The provisions of this Agreement shall be deemed to be divisible so that in the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision of this Agreement (including, but not limited to, any provision related to a time period, geographical area or scope of restriction) shall be declared by a court of competent jurisdiction to exceed the maximum limitations or restrictions such court deems reasonable and enforceable, then such provision shall be deemed modified and reformed so as to be valid and enforceable to the maximum extent lawfully permitted.

11.	Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties; whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

12.	Compliance with Code Section 409A.

a.	If Executive does not pay taxes to the United States of America, this subsection 12(a) shall not apply to Executive. The terms of this Agreement are intended to, and shall be interpreted and applied so as to, comply in all respects with the provisions of Internal Revenue Code Section 409A and regulations and rulings thereunder. The terms of this Agreement may be amended or modified at any time and in any respect by the Company if and to the extent recommended by counsel in order to conform to the requirements of Internal Revenue Code Section 409A and regulations and rulings thereunder.

b.	If Executive does not pay taxes to the United States of America, this subsection 12(b) shall not apply to Executive. Notwithstanding any provision of this Agreement to the contrary, in the event that Executive is a “specified employee” within the meaning of Internal Revenue Code Section 409A(a)(2)(B)(i), no payment under this Agreement may be made, or may commence, before the date which is 6 months after the date of Executive’s “separation from service” within the meaning of Internal Revenue Code Section 409A(a)(2)(B)(i) (or, if earlier, the date of the Executive’s death) if and to the extent such payment is a payment of “deferred compensation” subject to Internal Revenue Code Section 409A.

13.	Confidential information.

a.	Executive agrees and understands that Executive has been and will be exposed to and receive certain confidential information of the Company and its affiliates, including, but not limited to: technical information; business and marketing plans; strategies; customer information; product information; pricing information and policies; promotions; developments; financing plans; business policies and practices; processes; techniques; methodologies; formulae; processes; compilations of information; research materials; software (source and object code); algorithms; computer processing systems; drawings; proposals; job notes; reports; records; specifications; inventions; discoveries; improvements; innovations; designs; ideas; trade secrets; proprietary information; manufacturing, packaging, advertising, distribution, and sales methods; sales and profit figures; and client and client lists and other forms of information considered by the Company or its affiliates to be confidential and in the nature of a trade secret (hereinafter all referred to as “Confidential Information”). Executive acknowledges that the Confidential Information is a valuable and unique asset of the Company and hereby covenants that both during and after Executive’s employment, Executive shall keep such Confidential Information confidential and shall not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of a duly authorized representative of the Company. Further, Executive agrees that Executive will not use any Confidential Information for any purpose (including, but not limited to, use for Executive’s own benefit or for the benefit of a third party) other than for purposes authorized by the Company or its affiliates and for the benefit of the Company and/or its affiliates. The parties agree that any Confidential Information that was disclosed or provided to Executive by the Company or its affiliates prior to the effective date of this Agreement was intended to be and shall be subject to the terms and conditions of this Agreement. Executive agrees that this confidentiality covenant has no temporal or territorial restriction. The obligation of confidentiality imposed herein shall not apply: (i) to information that is now or hereafter becomes publicly known or generally known in the Company’s industry other than as a result of Executive’s breach of Executive’s obligations hereunder and (ii) to information that is required to be disclosed by applicable laws, governmental regulations or judicial or regulatory process; provided, however, in such event, that Executive may disclose such information only to the extent required and shall give at least fifteen (15) days’ prior written notice to the Company of the requirement to disclose such information to the extent practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

THE COMPANY:	EXECUTIVE:

/s/ Walter W. Turner
Signature	Signature

Walter W. Turner
President & Chief Executive Officer